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                                                                  Exhibit (c)(7)

                               POWER OF ATTORNEY

In accordance with a decision by the Board of Directors, Industrial and Financial Systems, IFS AB (publ) hereby authorises Mr Terje Vangbo to act on our behalf in all respects regarding the acquisition of EMS and to sign on our behalf all documents and agreements in connection therewith.





                            Linkoping 31 August 1999



                Industrial and Financial Systems, IFS AB (publ)




                              /s/ Sverker Lundberg
                                  ----------------
                                  Sverker Lundberg